UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2014

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 2, 2014, Susquehanna held its annual meeting of shareholders. Matters voted on by shareholders included (1) the election of 14 nominees to Susquehanna’s board of directors for a one year term; (2) approval, in an advisory vote, of Susquehanna’s executive compensation; and (3) ratification of the appointment of PricewaterhouseCoopers LLP as Susquehanna’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The results of the shareholders’ votes are reported below:

1. With respect to the election of directors, the following directors were elected by the indicated votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Anthony J. Agnone, Sr.	143,560,591	2,001,864	21,454,476
Wayne E. Alter, Jr.	142,362,075	3,200,380	21,454,476
Henry R. Gibbel	143,603,250	1,959,205	21,454,476
Bruce A. Hepburn	142,350,479	3,211,976	21,454,476
Donald L. Hoffman	143,465,816	2,096,639	21,454,476
Sara G. Kirkland	143,415,161	2,147,294	21,454,476
Jeffrey F. Lehman	143,589,641	1,972,814	21,454,476
Michael A. Morello	143,263,688	2,298,767	21,454,476
Scott J. Newkam	143,579,777	1,982,678	21,454,476
Robert E. Poole, Jr.	129,314,592	16,247,863	21,454,476
William J. Reuter	141,298,325	4,264,130	21,454,476
Andrew S. Samuel	143,450,524	2,111,931	21,454,476
Christine Sears	143,540,017	2,022,438	21,454,476
James A. Ulsh	142,797,695	2,764,760	21,454,476

2. With respect to the approval, in an advisory vote, of Susquehanna’s executive compensation, the votes were as follows:

For	Against	Abstain	Broker Non-Votes
139,978,022	4,138,497	1,445,936	21,454,476

3. With respect to the ratification of the appointment of PricewaterhouseCoopers LLP as Susquehanna’s independent registered public accounting firm for the fiscal year ending December 31, 2014, the votes were as follows:

For	Against	Abstain
163,449,013	2,948,383	619,535

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ Carl D. Lundblad
Carl D. Lundblad
Executive Vice President, Chief Legal and Administrative Officer

Dated: May 7, 2013